Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint CHRISTOPHE BECK, MICHAEL C. MCCORMICK and TIMOTHY A. BEASTROM, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a post-effective amendment to deregister all of the Corporation’s securities that remain unissued under the Ecolab Savings Plan and ESOP for Traditional Benefit Employees that were registered under the Corporation’s Registration Statement on Form S-8 (Registration No. 333-199729) relating to 8,000,000 shares of Ecolab Inc. Common Stock, par value $1.00 per share, plus an indeterminate amount of interests, provided that the amendment, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 15th day of January, 2021.

/s/ Douglas M. Baker, Jr.
Douglas M. Baker, Jr.
/s/ Shari L. Ballard
Shari L. Ballard
/s/ Barbara J. Beck
Barbara J. Beck
/s/ Jeffrey M. Ettinger
Jeffrey M. Ettinger
/s/ Arthur J. Higgins
Arthur J. Higgins
/s/ Michael Larson
Michael Larson
/s/ David W. MacLennan
David W. MacLennan
/s/ Tracy B. McKibben
Tracy B. McKibben
/s/ Lionel L. Nowell, III
Lionel L. Nowell, III
/s/ Victoria J. Reich
Victoria J. Reich
/s/ Susanne M. Vautrinot
Susanne M. Vautrinot